   As filed with the Securities and Exchange Commission on June 28, 2000

                                                          Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                   ITRON, INC.
             (Exact name of registrant as specified in its charter)

          Washington                                      91-1011792
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


                              2818 N. Sullivan Road
                         Spokane, Washington 99216-1897
          (Address of principal executive offices, including zip code)

               ITRON, INC. 2000 STOCK INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)


                                LeRoy D. Nosbaum
                      President and Chief Executive Officer
                                   Itron, Inc.
                              2818 N. Sullivan Road
                         Spokane, Washington 99216-1897
                                 (509) 924-9900
 (Name, address and telephone number, including area code, of agent for service)
                             ----------------------
                                    Copy to:

                               LINDA A. SCHOEMAKER
                                Perkins Coie LLP
                          1201 Third Avenue, 48th Floor
                         Seattle, Washington 98101-3099
                             ----------------------


                                          CALCULATION OF REGISTRATION FEE
------------------------------------------ ----------- -------------------- ------------------- --------------

Title of Securities                          Number to        Proposed Maximum       Proposed Maximum      Amount of
to Be Registered                             Be               Offering Price         Aggregate             Registration
Registered(1)                                Offering Price   Fee
------------------------------------------   --------------   --------------------   -------------------   --------------

Common Stock, par value $0.01 per share,
subject to outstanding options underthe:
Itron, Inc. 2000 Stock Incentive                  1,800,000   $         13,725,000(2)$        13,725,000(2)$        3,624
Compensation Plan
------------------------------------------   --------------   --------------------   -------------------   --------------

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benegit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of high and low sales prices for the Common Stock on June 26, 2000, as reported for such date on the Nasdaq National Market.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

                  (a) The registrant's annual report on Form 10-K for the year ended December 31, 1999 filed on March 30, 2000, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

                  (b) The registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000 filed on May 15, 2000;

                  (c) All other  reports  filed by the  registrant  pursuant  to
Section 13(a) or 15(d) of the Securites Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

                  (d) The description of the registrant's common stock contained in the registration statement on Form 8-A filed on September 18, 1993, under
Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the registrant's Restated Bylaws (the "Bylaws") provides for indemnification of the registrant's directors and officers and, with Board approval, the registrant's employees and agents to the maximum extent permitted by Washington law. Certain of the directors of the registrant, who are affiliated with principal shareholders of the registrant, also may be indemnified against liability they may incur in their capacity as a director of the registrant, including pursuant to a liability insurance policy for such purpose.

         Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or unlawful distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of the registrant's Restated Articles of Incorporation (the "Articles") contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

         Any repeal of or modification to the Bylaws and Articles may not adversely affect any right of indemnification under the Bylaws or Articles of a director or officer who is or was a director or officer of the registrant at the time of such repeal or modification.

         The registrant has entered into an indemnification agreement with each of its executive officers and directors in which the registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Washington law. In addition, the registrant agrees to indemnify the officer or director against any and all losses, claims, damages, liabilities or expenses incurred in connection with any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the officer or director is, was or becomes involved by reason of the fact that the officer or director is or was a director, officer, employee or agent of the registrant, or that being or having been such a director, officer, employee or agent, such director is or was serving at the request of the registrant as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by the officer or director in an official capacity as a director, officer, employee, trustee or agent. The officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the registrant's Board of Directors or unless the action is to enforce the provisions of the indemnification agreement.

         No indemnity pursuant to the indemnification agreements may be provided by the registrant on account of any suit in which a final, unappealable judgment is rendered against an officer or director for an accounting of profits made from the purchase or sale by the officer or director of securities of the registrant in violation of the provisions of Section 16(b) of the Exchange Act, and amendments thereto, or for damages that have been paid directly to the executive officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the registrant.

         Officers and directors of the registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilites arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

      Exhibit
      Number                              Description

       5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

      23.1           Consent of Deloitte & Touche LLP, Independent Auditors

      23.2 Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

      24.1           Power of Attorney (see signature page)

      99.1           Itron, Inc. 2000 Stock Incentive Compensation Plan

Item 9.  UNDERTAKINGS

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on the 28th day of June, 2000.

                                                      ITRON, INC.

                                             By: /s/ LEROY D. NOSBAUM
                                                     ---------------------
                                                     LeRoy D. Nosbaum
                                                     President and
                                                     Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes LeRoy D. Nosbaum and David G. Remington, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 28th day of June, 2000.

        Signature                                   Title

/s/ LEROY D. NOSBAUM                President and Chief Executive Officer
--------------------                (Principal Executive Officer)
    LeRoy D. Nosbaum


/s/ DAVID G. REMINGTON              Vice President and Chief Financial Officer
----------------------              (Principal Financial and Accounting Officer)
    David G. Remington


/s/ S. EDWARD WHITE                 Chairman of the Board
--------------------
    S. Edward White


/s/ MICHAEL B. BRACY                Director
----------------------
    Michael B. Bracy


/s/ MICHAEL J. CHESSER              Director
----------------------
    Michael J. Chesser


/s/ TED C. DEMERRITT                Director
---------------------
    Ted C. DeMerritt


/s/ JON E. ELIASSEN                 Director
--------------------
    Jon E. Eliassen


/s/ MARY ANN PETERS                 Director
--------------------
    Mary Ann Peters


/s/ PAUL A. REDMOND                 Director
--------------------
    Paul A. Redmond


/s/ GRAHAM M. WILSON                Director
--------------------
    Graham M. Wilson

                                INDEX TO EXHIBITS

      Exhibit
      Number                             Description

       5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

      23.1           Independent Auditors Consent

      23.2 Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

      24.1           Power of Attorney (see signature page)

      99.1           Itron, Inc. 2000 Stock Incentive Compensation Plan